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                                                                    EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE



        The following table illustrates the computation of basic and diluted earnings per common share:

                                                          Three Months Ended             Six Months Ended
                                                        -----------------------       ----------------------
                                                        June 30,       June 30,       June 30,      June 30,
                                                          1998          1997(1)         1998        1997(1)
                                                        --------       --------       --------      --------
Numerator:
     Numerator for basic and diluted earnings per
        common share -- net earnings                     $ 2,454        $ 1,100        $ 4,203       $ 2,245
                                                         =======        =======        =======       =======

Denominator:
     Denominator for basic earnings per common
        share -- weighted average number of common
        shares outstanding during the period              15,297         12,948         14,825        12,948

    Incremental common shares attributable to
          outstanding stock options                          333             --            217           --
                                                         -------        -------        -------       -------

    Denominator for diluted earnings per common share     15,630         12,948        $15,042       $12,948
                                                         =======        =======        =======       =======

Basic earnings per common share                          $  0.16        $  0.08        $  0.28       $  0.17
                                                         =======        =======        =======       =======

Diluted earnings per common share                        $  0.16        $  0.08        $  0.28       $  0.17
                                                         =======        =======        =======       =======


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(1)  Based on pro forma net earnings.